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              [LOGO FOR STATE OF FLORIDA DEPARTMENT OF STATE]

I certify that the attached is a true and correct copy of the Articles of Incorporation of WESTSTAR ENVIRONMENTAL PUMPING & SEPTIC SERVICE INC., a corporation organized under the Laws of the State of Florida, filed on June 26, 1990, as shown by the records of this office.

The document number of this corporation is L83307.

                                       Given under my hand and the
                                    Great Seal of the State of Florida,
                                   at Tallahassee, the Capital, this the
                                          27th day of June, 1990.

                                            /s/ JIM SMITH
                                            ------------------------
                                            Jim Smith
                                            Secretary of State

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GREAT SEAL OF THE
STATE OF FLORIDA

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                                                                FILED
                                                         1990 JUN 26 AM 8:13
                                                          SECRETARY OF STATE
                                                         TALLAHASSEE, FLORIDA

                           ARTICLES OF INCORPORATION

                                                  (Subchapter S)

                                       OF

The undersigned incorporator(s), for the purpose of forming a corporation under the Florida General Corporation Act, hereby adopt(s) the following Articles of Incorporation.

                                 ARTICLE I NAME

The name of the corporation shall be: WESTSTAR ENVIRONMENTAL Pumping & Septic Service Inc.

The principal place of business of this corporation shall be:
Rt. 5, Box 7344 Starke, FL 32091

                          ARTICLE II NATURE OF BUSINESS

This corporation may engage in or transact any or all lawful activities or business permitted under the laws of the United States, the State of Florida, or any other state, country, territory or nation.

                            ARTICLE III CAPITAL STOCK

The aggregate number of shares of stock and its par value that this corporation is authorized to have outstanding at any one time is: Ten shares -- valued at $.1O per share

                          ARTICLE IV TERM OF EXISTENCE

This corporation is to exist perpetually.

                          ARTICLE V OFFICERS DIRECTORS

The name(s) and street address(es) of the Initial officer(s) and director(s), if any, who shall hold office the first year of the corporation's existence or until their successor(s) is(are) elected, is(are):

 Michael E. Ricks Rt. 5, Box 7344 Starke, FL 32091
 Teri L. Ricks Rt. 5, Box 7344 Starke, FL 32091

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                           ARTICLE VI INCORPORATOR(S)

The name(s) and street address(es) of the incorporator(s) to this articles of incorporation is(are):

          Michael E. Ricks
          Rt. 5, Box 7344
          Starke, FL 32091

IN WITNESS WHEREOF, the undersigned incorporator(s) has(have) executed these Articles of Incorporation this First day of June, 1990.

                                           Signature(s) of Incorporator(s)

                                             /s/ MICHAEL E. RICKS
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STATE OF Florida
COUNTY OF Alachua

THE FOREGOING Instrument was acknowledged end sworn to before me this First day
June, 1990, by          Michael E. Ricks
               ---------------------------------
                    (Name of incorporator)

of WESTSTAR ENVIRONMENTAL Pumping & Septic Service Inc.
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                 (Name of Corporation)


                                            Notary Public

                                            /s/ BETTY SUE STREIT
                                            -----------------------
                                            My Commission Expires: 2-15-91

(SEAL)
ARTICLES OF INCORPORATION FILING FEE: $20